Exhibit 24.4
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gregory E.A. Morrison and Michael E. Lombardozzi, and each of them acting individually, his or her true and lawful attorney-in fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Joseph F. Fisher

Name: Joseph F. Fisher
Title: Executive Vice President, Chief Financial Officer and Director of Platinum Underwriters Finance, Ltd.

Dated: August 22, 2005